Exhibit 99.1
News Release
Pentair Provides Financial Outlook for 2014;
Reaffirms Full Year 2013 Outlook

•	Company provides full year 2014 EPS outlook of $3.85 to $4.00

•	Reaffirms 2013 adjusted EPS outlook of $3.19 to $3.21

•	Updates 2015 synergies target to $310 million
Reconciliations of GAAP to Non-GAAP measures are in the attached financial tables.
SCHAFFHAUSEN, Switzerland — December 17, 2013— Pentair Ltd. (NYSE: PNR) today provided its outlook for 2014 and reaffirmed its fourth quarter and full year 2013 sales and earnings outlook.
For full year 2014, the company is providing an earnings per diluted share (EPS) outlook of $3.85 to $4.00, which represents an increase of 20 to 25 percent from the mid-point of the 2013 adjusted EPS outlook. The company anticipates full year 2014 sales to be approximately $7.7 billion, or up 3 to 5 percent compared to estimated 2013 sales. The company expects to continue generating free cash flow in excess of net income in 2014.
"2013 has been a successful year from an integration standpoint and our productivity initiatives continue to gain momentum," said Randall J. Hogan, Chairman and Chief Executive Officer. "We have seen a number of top line headwinds moderate throughout 2013 and we expect to benefit in 2014 from stabilization in our five key verticals."
Pentair expects fourth quarter 2013 EPS to be in the range of $0.83 to $0.85, up approximately 60 percent versus the same quarter last year's pro forma adjusted EPS. The company expects full year 2013 adjusted EPS to be in the range of $3.19 to $3.21, which represents an increase of 26 percent over 2012 adjusted pro forma EPS of $2.54.
The company also stated that it remains committed to its long term growth strategies and its 2015 EPS goal of $5.00 while also raising its synergies target for 2015 to $310 million from $230 million.

CONFERENCE CALL
Pentair Chairman and CEO Randall J. Hogan and Chief Financial Officer John L. Stauch will discuss the company’s outlook on a two-way conference call with investors at 8:30 a.m. Eastern today. A live audio webcast of the call, along with the related presentation, can be accessed in the Investors section of the company’s website, www.pentair.com, shortly before the call begins. Reconciliations of non-GAAP financial measures are set forth in the attachments to this release and in the presentation, both of which can be found on Pentair’s website. The webcast and presentation will be archived at the company’s website following the conclusion of the event.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “positioned,” “strategy,” “future,” "outlook," "opportunity" or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the ability to complete Pentair's change in place of incorporation and realize the expected benefits from such change and change in tax residency; the ability to successfully integrate the Flow Control business and achieve expected benefits from such combination; overall global economic and business conditions; competition and pricing pressures in the markets we serve; the strength of

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housing and related markets; volatility in currency exchange rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; increased risks associated with operating foreign businesses; the ability to deliver backlog and win future project work; failure of markets to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission, including in our Quarterly Report on Form 10-Q for the quarter ended September 28, 2013 and our 2012 Annual Report on Form 10-K. All forward-looking statements speak only as of the date of this communication. Pentair Ltd. assumes no obligation, and disclaims any obligation, to update the information contained in this communication.

ABOUT PENTAIR LTD.
Pentair Ltd. (www.pentair.com) delivers industry-leading products, services and solutions for its customers’ diverse needs in water and other fluids, thermal management and equipment protection. With pro forma revenues of approximately $8 billion, Pentair employs more than 30,000 people worldwide.

PENTAIR CONTACTS:
Jim Lucas
Vice President, Investor Relations
Direct: 763-656-5575
Email: jim.lucas@pentair.com

Rebecca Osborn
Senior Manager, External Communications
Direct: 763-656-5589
Email: rebecca.osborn@pentair.com

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Pentair Ltd. and Subsidiaries
Reconciliation of the GAAP “As Reported” year ended December 31, 2013 to the “Adjusted” non-GAAP excluding the effect of 2013 adjustments (Unaudited)

	Actual			Forecast
In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Full Year
Total Pentair
Net sales	$1,774.5	$1,963.7	$1,824.8	approx	$7,400
Operating income—as reported	74.3	225.9	240.0	approx	782
% of net sales	4.2%	11.5%	13.2%	approx	10.6%
Adjustments:
Inventory step-up and customer backlog	76.8	10.1	—	approx	88
Restructuring and other	27.4	32.4	8.7	approx	70
Operating income—as adjusted	178.5	268.4	248.7	approx	940
% of net sales	10.1%	13.7%	13.6%	approx	12.7%
Net income attributable to Pentair Ltd.—as reported	51.7	154.1	172.8	approx	549
Gain on sale of business, net of tax	(12.5)	—	—	approx	(13)
Interest expense, net of tax	—	1.6	—	approx	2
Adjustments, net of tax	80.8	33.5	1.1	approx	115
Net income attributable to Pentair Ltd.—as adjusted	120.0	189.2	173.9	approx	653
Earnings per common share attributable to Pentair Ltd.—diluted
Diluted earnings per common share—as reported	$0.25	$0.75	$0.85	approx	$2.68 - $2.70
Adjustments	0.33	0.17	0.01	approx	0.51
Diluted earnings per common share—as adjusted	$0.58	$0.92	$0.86	approx	$3.19 - $3.21

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Pentair Ltd. and Subsidiaries
Reconciliation of the GAAP “As Reported” year ended December 31, 2013 to the “Adjusted” non-GAAP excluding the effect of 2013 adjustments (Unaudited)

	Actual			Forecast
In millions	First Quarter	Second Quarter	Third Quarter	Full Year
Water & Fluid Solutions
Net sales	$782.0	$949.8	$814.3	approx	$3,345
Operating income—as reported	74.8	136.1	105.9	approx	411-416
% of net sales	9.6%	14.3%	13.0%	approx	12.4%
Adjustments:
Restructuring and other	7.5	6.6	3.5	approx	18
Inventory step-up and customer backlog	0.6	0.2	—	approx	1
Operating income—as adjusted	82.9	142.9	109.4	approx	430-435
% of net sales	10.6%	15.0%	13.4%	approx	13.0%
Valves & Controls
Net sales	$585.8	$619.9	$611.5	approx	$2,400
Operating income (loss)—as reported	(18.6)	56.9	76.6	approx	187-192
% of net sales	(3.2)%	9.2%	12.5%	approx	7.9%
Adjustments:
Restructuring and other	7.3	17.0	3.7	approx	28
Inventory step-up and customer backlog	70.6	10.0	—	approx	81
Operating income—as adjusted	59.3	83.9	80.3	approx	296-301
% of net sales	10.1%	13.5%	13.1%	approx	12.4%
Technical Solutions
Net sales	$410.0	$397.4	$405.9	approx	$1,655
Operating income—as reported	53.3	65.1	82.2	approx	292-297
% of net sales	13.0%	16.4%	20.3%	approx	17.8%
Adjustments:
Restructuring and other	10.7	4.9	1.5	approx	17
Inventory step-up and customer backlog	5.7	—	—	approx	6
Operating income—as adjusted	69.7	70.0	83.7	approx	315-320
% of net sales	17.0%	17.6%	20.6%	approx	19.2%

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Pentair Ltd. and Subsidiaries
Reconciliation of the GAAP “As Reported” year ended December 31, 2012 to the “Adjusted” non-GAAP excluding the effect of 2012 adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
Total Pentair
Net sales	$858.2	$941.5	$865.5	$1,750.9	$4,416.1
Operating income (loss) —as reported	86.5	119.3	55.2	(304.1)	(43.1)
% of net sales	10.1%	12.7%	6.4%	(17.4)%	(1.0)%
Adjustments:
Deal related costs and expenses	11.8	6.3	52.7	12.0	82.8
Inventory step-up and customer backlog	—	—	—	179.6	179.6
Restructuring	—	10.4	1.1	55.3	66.8
Trade name impairment	—	—	—	60.7	60.7
Change in accounting method - pension and post-retirement	(1.5)	(1.5)	(1.5)	146.2	141.7
Operating income—as adjusted	96.8	134.5	107.5	149.7	488.5
% of net sales	11.3%	14.3%	12.4%	8.5%	11.1%
Net income (loss) attributable to Pentair Ltd.—as reported	61.8	72.8	31.4	(273.1)	(107.1)
Bond redemption and interest expense	(0.8)	—	1.8	51.9	52.9
Other adjustments net of tax	3.0	10.9	32.3	320.9	367.1
Net income attributable to Pentair Ltd.—as adjusted	64.0	83.7	65.5	99.7	312.9
Earnings per common share attributable to Pentair Ltd.—diluted
Diluted earnings (loss) per common share—as reported	$0.62	$0.72	$0.31	$(1.31)	$(0.84)
Adjustments	0.02	0.11	0.33	1.78	3.23
Diluted earnings per common share—as adjusted	$0.64	$0.83	$0.64	$0.47	$2.39

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Pentair Ltd. and Subsidiaries
Reconciliation of the GAAP “As Reported” year ended December 31, 2012 to the “Adjusted” non-GAAP excluding the effect of 2012 adjustments (Unaudited)

In millions	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
Water & Fluid Solutions
Net sales	$587.1	$675.4	$605.5	$771.2	$2,639.2
Operating income—as reported	63.7	92.0	69.2	(56.9)	168.0
% of net sales	10.8%	13.6%	11.4%	(7.4)%	6.4%
Adjustments:
Restructuring	—	6.9	1.1	42.5	50.5
Inventory step-up and customer backlog	—	—	—	23.4	23.4
Trade name impairment	—	—	—	49.1	49.1
Operating income—as adjusted	63.7	98.9	70.3	58.1	291.0
% of net sales	10.8%	14.6%	11.6%	7.5%	11.0%
Valves & Controls
Net sales	$—	$—	$—	$548.6	$548.6
Operating income—as reported	—	—	—	(76.8)	(76.8)
% of net sales	—%	—%	—%	(14.0)%	(14.0)%
Adjustments:
Restructuring	—	—	—	5.1	5.1
Inventory step-up and customer backlog	—	—	—	113.5	113.5
Operating income—as adjusted	—	—	—	41.8	41.8
% of net sales	—%	—%	—%	7.6%	7.6%
Technical Solutions
Net sales	$272.6	$267.5	$261.5	$434.8	$1,236.4
Operating income—as reported	50.5	50.6	52.3	11.6	165.0
% of net sales	18.5%	18.9%	20.0%	2.7%	13.3%
Adjustments:
Restructuring	—	3.1	—	9.7	12.8
Inventory step-up and customer backlog	—	—	—	42.7	42.7
Trade name impairment	—	—	—	11.6	11.6
Operating income—as adjusted	50.5	53.7	52.3	75.6	232.1
% of net sales	18.5%	20.1%	20.0%	17.4%	18.8%

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Pro Forma Reconciliation
		Pro Forma Adjustments
2012 Total Pentair (in millions, except EPS)	Historical Adjusted Results	Historical Flow Control Acquisition	Depreciation & Amortization	Other Adjustments	Adjusted Pro Forma Results
First Quarter
Sales	$858.2	$995.9	$—	$(74.0)	$1,780.1
Operating Income	96.8	124.9	(17.1)	(32.2)	172.4
Net Income	64.0	93.7	(12.8)	(28.1)	116.8
Diluted EPS	0.64	0.44	(0.06)	(0.48)	0.54
Second Quarter
Sales	941.5	980.8	—	(33.2)	1,889.1
Operating Income	134.5	143.5	(17.2)	(24.0)	236.8
Net Income	83.7	107.6	(12.9)	(14.0)	164.4
Diluted EPS	0.83	0.50	(0.06)	(0.50)	0.77
Third Quarter
Sales	865.5	1,019.8	—	(16.0)	1,869.3
Operating Income	107.5	119.9	(17.3)	5.5	215.6
Net Income	65.5	89.9	(13.0)	6.4	148.8
Diluted EPS	0.64	0.42	(0.06)	(0.31)	0.69
Fourth Quarter
Sales	1,750.9	—	—	(7.1)	1,743.8
Operating Income	149.7	—	—	16.6	166.3
Net Income	99.7	—	—	12.7	112.4
Diluted EPS	0.47	—	—	0.06	0.53
Full Year
Sales	4,416.1	2,996.5	—	(130.3)	7,282.3
Operating Income	488.5	388.3	(51.6)	(34.1)	791.1
Net Income	312.9	291.3	(38.7)	(23.1)	542.4
Diluted EPS	2.39	1.36	(0.18)	(1.03)	2.54

Note: “Other” adjustments represent the elimination of certain large projects and sales to sanctioned countries (which were terminated prior to the completion of the Flow Control acquisition), changes in corporate allocation assumptions, income taxes and share count.

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Pro Forma Reconciliation
		Pro Forma Adjustments
2012 Water & Fluid Solutions Segment (in millions)	Historical Adjusted Results	Historical Flow Control Acquisition	Depreciation & Amortization	Other Adjustments	Adjusted Pro Forma Results
First Quarter
Sales	$587.1	$163.4	$—	$(0.1)	$750.4
Operating Income	63.7	11.1	(0.1)	(1.8)	72.9
Second Quarter
Sales	675.4	202.3	—	0.1	877.8
Operating Income	98.9	24.3	(0.1)	(1.7)	121.4
Third Quarter
Sales	605.5	202.1	—	(0.1)	807.5
Operating Income	70.3	14.9	(0.1)	0.6	85.7
Fourth Quarter
Sales	771.2	—	—	(0.7)	770.5
Operating Income	58.1	—	—	14.2	72.3
Full Year
Sales	2,639.2	567.8	—	(0.8)	3,206.2
Operating Income	291.0	50.3	(0.3)	11.2	352.2

Note: “Other” adjustments represent changes in corporate allocation assumptions.

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Pro Forma Reconciliation
		Pro Forma Adjustments
2012 Valves & Controls Segment (in millions)	Historical Adjusted Results	Historical Flow Control Acquisition	Depreciation & Amortization	Other Adjustments	Adjusted Pro Forma Results
First Quarter
Sales	$—	$621.3	$—	$(12.7)	$608.6
Operating Income	—	83.7	(12.3)	(10.6)	60.8
Second Quarter
Sales	—	602.4	—	(5.0)	597.4
Operating Income	—	93.1	(12.4)	(9.8)	70.9
Third Quarter
Sales	—	629.6	—	(9.5)	620.1
Operating Income	—	70.9	(12.5)	11.3	69.7
Fourth Quarter
Sales	548.6	—	—	(1.9)	546.7
Operating Income	41.8	—	—	0.4	42.2
Full Year
Sales	548.6	1,853.3	—	(29.1)	2,372.8
Operating Income	41.8	247.7	(37.2)	(8.7)	243.6

Note: “Other” adjustments represent the elimination of sales to sanctioned countries (which were terminated prior to the completion of the Flow Control acquisition) and changes in corporate allocation assumptions.

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Pro Forma Reconciliation
		Pro Forma Adjustments
2012 Technical Solutions Segment (in millions)	Historical Adjusted Results	Historical Flow Control Acquisition	Depreciation & Amortization	Other Adjustments	Adjusted Pro Forma Results
First Quarter
Sales	$272.6	$211.2	$—	$(62.7)	$421.1
Operating Income	50.5	35.8	(4.7)	(19.7)	61.9
Second Quarter
Sales	267.5	176.1	—	(29.8)	413.8
Operating Income	53.7	27.9	(4.7)	(12.4)	64.5
Third Quarter
Sales	261.5	188.1	—	(7.9)	441.7
Operating Income	52.3	39.0	(4.7)	(6.4)	80.2
Fourth Quarter
Sales	434.8	—	—	(8.3)	426.5
Operating Income	75.6	—	—	2.0	77.6
Full Year
Sales	1,236.4	575.4	—	(108.6)	1,703.2
Operating Income	232.1	102.7	(14.1)	(36.6)	284.1

Note: “Other” adjustments represent the elimination of certain large projects and changes in corporate allocation assumptions.